EFFECTIVE AUGUST 23RD, 2004
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2006
IDM PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19591 (Commission File Number)	33-0245076 (IRS Employer Identification No.)

5820 Nancy Ridge Drive San Diego, California (Address of principal executive offices)	92121 (Zip Code)
Registrant’s telephone number, including area code (858) 860-2500
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On January 26, 2006, we entered into a first amendment (the “Amendment”) to the employment agreement, dated March 17, 2005 (the “Agreement”), with Robert De Vaere, our Chief Financial Officer, in connection with Mr. De Vaere’s decision to resign, effective March 31, 2006, from his position with our company. Mr. De Vaere plans to continue full-time in his position until March 31, 2006 to assist in the transition of his responsibilities.
     Pursuant to the Amendment, we agreed to accelerate the payment of a portion of Mr. De Vaere’s retention bonus under the Agreement, and Mr. De Vaere agreed to reduce his severance payment period under the Agreement to nine months.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On January 27, 2006, we announced that Mr. De Vaere will resign, effective March 31, 2006, in the press release attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

99.1	Press Release, dated January 27, 2006, entitled “IDM Pharma CFO Plans To Step Down.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDM PHARMA, INC.
Date: January 27, 2006	By:	/s/ JEAN-LOUP ROMET-LEMONNE
Jean-Loup Romet-Lemonne, M.D.
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated January 27, 2006, entitled “IDM Pharma CFO Plans To Step Down.”